UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2006

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	– Entry into a Material Definitive Agreement.

On September 7, 2006, in connection with the appointment of Mr. Maynard Webb to the Board of Directors of salesforce.com, inc. (the “Company”), Mr. Webb was granted an option to purchase 50,000 shares of the Company’s Common Stock pursuant to the terms of the Company’s 2004 Outside Directors Stock Plan. Details regarding this option grant and other compensation related to Mr. Webb’s board service are set forth in the Company’s 2006 Proxy Statement under the subheading “Compensation of Directors.”

Item 5.02	– Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2006, the Company’s Board of Directors appointed Mr. Maynard Webb to serve as a Class II member of the Company’s Board of Directors, with a term expiring at the 2009 annual meeting of stockholders, and increased the size of the Board of Directors from eight (8) to nine (9) directors. Mr. Webb was appointed on the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors determined that Mr. Webb has no material relationship with the Company and is otherwise independent in accordance with the applicable listing requirements of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. Mr. Webb has not been named to any board committees at this time.

A copy of the Company’s September 8, 2006 press release announcing Mr. Webb’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	– Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 8, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2006	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel